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                                   ASSIGNMENT

     WHEREAS, I, Richard H. Bennett (Assignor) of Route 3 Rutledge Lake Road., Greenville, South Carolina 29611 have invented certain new and useful improvements in a MULTIPLE ACCESS TELEVISION, for which Letters Patent 5,068,733 of the United States has been granted, of which I own the entire right, title, and interest; and

     WHEREAS, ACTV, Inc. (Assignee), a corporation organized and existing under the laws of the State of Delaware, and having a business address at 1270 Avenue of the Americas, Suite 2401, Rockefeller Center, New York, New York 10020, is desirous of acquiring the entire right, title and interest in and to said Letters Patent;

     NOW, THEREFORE, for and in Consideration of One Dollar ($1.00), other good and valuable consideration to me in hand paid by said ACTV, Inc., the receipt of which is hereby acknowledged, I hereby sell, assign and transfer unto said ACTV, Inc., its successors and assigns, my entire right, title and interest in and to said Letters Patent, including all of my entire rights to all Patents which have issued or may issue which are continuations or continuations-in-part of said Letters Patent or the applications of which it is derived, and including all of my entire rights under International Conventions.

     Upon Said Consideration, I do hereby covenant and agree with the said Assignee, its successors and assigns, that I will not execute any writing or do any act whatsoever conflicting with these presents, and that I, or my executors or administrators will at any time upon request, without further consideration, but at the expense of said Assignee, its successors or assigns, execute such additional writings and do such additional acts as said Assignee, its successors or assigns, may deem necessary or desirable to perfect the Assignee's enjoyment of this grant, and render all necessary assistance in enforcing any rights occurring as a result of such Letters Patent, by giving testimony in any proceedings or transactions involving such Letters Patent.

     IN WITNESS WHEREOF, I, Richard H. Bennett, have signed and delivered this Assignment on the date set forth below.

         Date:  9-29-95                                RICHARD H. BENNETT
                                                       Richard H. Bennett
                                                       (Assignor)
         STATE OF SOUTH CAROLINA    )
                                    ) ss.
         COUNTY OF GREENVILLE       )

     On this 29th day of September, 1995, before me a Notary Public, personally appeared Richard H. Bennett, known to me to be the person who executed the foregoing Assignment and acknowledged that he executed the same as his free act and deed.


TAMMI L. CHAFIN
---------------------                                 SEAL
Notary Public

                                              MY COMMISSION EXPIRES
                                                JANUARY 25, 2005